Exhibit 10.21

MILK MAKEUP LLC

APPRECIATION RIGHTS PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the MILK Makeup LLC Appreciation Rights Plan (the “Plan”).  The purpose of the Plan is to encourage and enable the employees and service providers of Milk Makeup, LLC, a Delaware limited liability company (the “LLC”), or any Subsidiary, and other individuals selected by the Board, upon whose judgment, initiative and efforts the LLC largely depends for the successful conduct of its business, to acquire an indirect proprietary interest in the LLC.  If the terms of this Plan or any Award Letter conflict in any way with the provisions of the LLC Agreement, the LLC Agreement shall govern.  The terms of this Plan or any Award Letter shall not be deemed in conflict or inconsistent with the provisions of the LLC Agreement merely because they impose greater or additional restrictions, obligations or duties, or if the provisions of the Plan or Award Letter state that such Plan or Award Letter terms apply notwithstanding provisions to the contrary in the LLC Agreement.

Any capitalized terms used herein, but not defined herein shall have the meanings given to such terms in the LLC Agreement.  The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Appreciation Right” means an Award entitling the recipient to receive an amount in cash and/or a number of Units (as determined in the Committee’s sole discretion or as set forth in an Award Letter) having a value equal to the excess of the Fair Market Value of a Unit on the Pricing Date over the Grant Date Fair Market Value of a Unit, multiplied by the number of Units with respect to which the Appreciation Right shall have been granted.

“Award” means an award of Appreciation Rights.

“Award Letter” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Letter may contain terms and conditions in addition to those set forth in the Plan; provided, however, that except to the extent explicitly provided to the contrary, in the event of any conflict in the terms of the Plan and the Award Letter, the terms of the Plan shall govern.

“Board” means the Board of Directors of the LLC.

“Business Relationship” means any relationship as a full-time employee, part-time employee, director or other key person (including consultants) of the LLC, any Subsidiary or any successor entity (e.g., a Business Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or consultant).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee referred to in Section 2.

“Effective Date” means January 16, 2018.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of a Unit on any given date means the fair market value per Unit determined in good faith by the Committee based on the reasonable application of a reasonable valuation method not inconsistent with Section 409A of the Code and determined in accordance with the terms of the LLC Agreement with respect to such Unit subject to an Award hereunder.

“Grant Date” means the date of grant of an Award under the Plan.

“Grant Date Fair Market Value” means the Fair Market Value of a Unit as of the Grant Date.

“IPO” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the LLC or any successor entity of its equity securities, as a result of or following which Units shall be publicly held.

“LLC Agreement” means the Operating Agreement of the LLC, dated as of December 23, 2016, as amended, restated or otherwise modified from time to time.

“Pricing Date” means the date of settlement of any Appreciation Rights. In the even that an Appreciation Right is settled in connection with a Sale Event (or if the provisions of Section 3(c)(ii) apply), the Pricing Date shall be the effective date of such Sale Event.

“Sale Event” means the occurrence of a Capital Transaction or Sale of the Company, as such terms are defined in the LLC Agreement and shall also mean and include any of the following: (a) the liquidation or dissolution of the LLC or (b) any acquisition of the business of the Company, as determined by the Board.

“Subsidiary” means any corporation or other entity (other than the LLC) in which the LLC has more than a 50 percent interest, either directly or indirectly.

“Unit” means a Common Unit of the LLC, as so denominated in the LLC Agreement.

SECTION 2.  ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)          Administration of Plan.  The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board, comprised of not less than two directors.  All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board or a committee or committees of the Board, as applicable).

(b)          Powers of Committee.  The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan and the LLC Agreement, including the power and authority:

(i)          to select the individuals to whom Awards may from time to time be granted;

(ii)          to determine the time or times of grant, and the amount, if any, of Appreciation Rights granted to any one or more grantees;

(iii)          to determine the number of Units to be covered by any Award and, subject to the provisions of the Plan, below, the price, the Grant Date Fair Market Value and the exercise price relating thereto;

(iv)          to determine and, subject to Section 12, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of Award Letters;

(v)          subject to compliance with Section 409A, to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)          to impose any limitations on Awards and to exercise rights or obligations of the LLC with respect to Awards; and

(vii)          at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related Award Letters); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the LLC and Plan grantees.

(c)          Award Letter.  Awards under the Plan shall be evidenced by Award Letters that set forth the terms, conditions and limitations for each Award and may include, without limitation, the term of an Award, the provisions applicable in the event the Business Relationship terminates, and the LLC’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

(d)          Indemnification.  Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the LLC in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the LLC’s governing documents, including its articles or bylaws, or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the LLC.

SECTION 3.  UNITS ISSUABLE UNDER THE PLAN; ADJUSTMENTS AND SALE EVENTS

(a)          Units Issuable.  The maximum number of Units reserved and available for issuance under the Plan shall be 940,860, subject to adjustment as provided in Section 3(b).  For purposes of this limitation, the Units underlying any Appreciation Rights that are forfeited, canceled, withheld upon exercise or settlement of an Award to cover the exercise price or tax withholding, reacquired by the LLC prior to vesting, satisfied without the issuance of Units or otherwise terminated (other than by exercise or settlement), in each case shall be added back to the Units available for issuance under the Plan. Subject to the terms of the LLC Agreement, the Units available for issuance under the Plan may be authorized but unissued Units or Units reacquired by the LLC.

(b)          Changes in Units or Capitalization.  Subject to Section 3(c) hereof and the terms and conditions of the LLC Agreement, if, as a result of any reorganization, recapitalization, reclassification, unit distribution, unit split, reverse unit split or other similar change in the LLC’s capitalization, the outstanding Units are increased or decreased or are exchanged for a different number or kind of units or other securities of the LLC, new or different units or other securities of the LLC or other non-cash assets are distributed with respect to such Units or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the LLC, the outstanding Units are converted into or exchanged for securities of the LLC or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate and equitable or proportionate adjustment in (i) the maximum number of Units or other securities reserved for issuance under the Plan, (ii) the number and kind of Units or other securities subject to any then outstanding Awards under the Plan, (iii) the exercise price for each unit subject to any then outstanding Appreciation Right and/or the Grant Date Fair Market Value of any Unit underlying any Appreciation Rights under the Plan, without changing the aggregate exercise price or aggregate Grant Date Fair Market Value with respect to such Appreciation Rights.  The adjustment by the Committee shall be final, binding and conclusive.  Except as otherwise permitted by the LLC Agreement, no fractional Units shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional Units.

(c)          Sale Events.

(i)          Upon consummation of a Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties to the Sale Event for the assumption or continuation by the successor entity of Awards theretofore granted, or the substitution of such Awards with new awards of the successor entity or parent thereof, with an equitable or proportionate adjustment  as to the number and kind of securities and, if appropriate, the exercise prices, as such parties shall agree (after taking into account any applicable acceleration).

(ii)          Notwithstanding anything to the contrary herein, the LLC shall have the right, but not the obligation in connection with a Sale Event, to make or provide for a cash payment to grantees holding Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable, or otherwise to be received by holders of Units, per Unit pursuant to a Sale Event multiplied by the number of Units subject to outstanding Appreciation Rights (to the extent then vested and/or exercisable, including by reason of vesting acceleration, at prices not in excess of the applicable sale price for the Units in the Sale Event) and (B) the aggregate Grant Date Fair Market Value of all such outstanding Appreciation Rights (to the extent then vested or exercisable, including by reason of vesting acceleration, at prices not in excess of the sale price for the Units in the Sale Event), subject to the other terms and conditions of the Sale Event (such as indemnification obligations and purchase price adjustments) to the extent provided by the parties.

SECTION 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, directors, service providers and key persons (including prospective employees, but conditioned on their employment, and consultants) of the LLC or any Subsidiary, who are selected from time to time by the Committee in its sole discretion.

SECTION 5.  APPRECIATION RIGHTS

(a)          Grant of Appreciation Rights.  Any Appreciation Right granted under the Plan must be made pursuant to an Appreciation Rights Award Letter in such form as the Committee may from time to time approve.  Appreciation Rights Award Letters need not be identical.  Awards of Appreciation Rights under the Plan shall only be granted with respect to Units.

(b)          Terms of Appreciation Rights.  The Committee in its discretion may grant Appreciation Rights to those individuals who meet the eligibility requirements of Section 4. The exercise price of or Grant Date Fair Market Value with respect to an Appreciation Right shall not be less than 100 percent of the Fair Market Value of a Unit on the Grant Date.  Appreciation Rights granted pursuant to Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.  Appreciation Rights shall become vested and shall be settled at such time or times, whether or not in installments, as shall be determined by the Committee at or after the Grant Date.  The Appreciation Rights Award Letter shall specify the applicable Pricing Date(s) and or events that shall trigger any Pricing Date with respect to the award of Appreciation Rights.  Appreciation Rights may be settled in cash or Units (or in any combination thereof) as determined by the Committee in its sole discretion or as set forth in an Appreciation Right Award Letter.  The term of an Appreciation Right may not exceed ten years.  A grantee shall have the rights of a unitholder only as to Units acquired upon the settlement of Appreciation Rights and not as to unexercised Appreciation Rights.  A grantee shall not be deemed to have acquired any such units unless and until an Appreciation Right shall have been settled  in Units pursuant to the terms hereof, the grantee’s name shall have been entered on the books of the LLC as a unitholder with respect to such Units and the grantee and the LLC have taken such other actions required under the LLC Agreement necessary to become a unitholder.

(c)          Non-Transferability of Appreciation Rights.  No Appreciation Right shall be transferable by the grantee.

(d)          Termination.  Except as may otherwise be provided by the Committee either in the Award Letter or in writing after the Award Letter is issued, a grantee’s right in all Appreciation Rights that have not vested shall automatically terminate and/or be subject to repurchase upon the cessation of grantee’s Business Relationship with the LLC and any Subsidiary for any reason as provided in Section 10 of this Plan, below.

SECTION 6.  TAX WITHHOLDING

Each grantee shall, no later than the date as of which the value of an Award or of any Units or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the LLC, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the LLC with respect to such income.  The LLC and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee.  The LLC’s obligation to deliver certificates (or evidence of book entry) to any grantee is subject to and conditioned on any such tax withholding obligations being satisfied by the grantee.

SECTION 7.  SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A of the Code.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A of the Code) to a grantee who is considered a “specified employee” (within the meaning of Section 409A of the Code), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s date of separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A of the Code.  To the extent that any 409A Award is payable upon a Sale Event, such 409A Award shall only be payable if and to the extent such Sale Event also constitutes a “change in ownership” of the LLC or a “change in the ownership of a substantial portion of the LLC’s assets” for purposes of Section 409A of the Code.  To the extent that any 409A Award is payable upon a grantee’s termination of Business Relationship, such 409A Award shall only be payable upon the grantee’s “separation from service” (within the meaning of Section 409A of the Code).

SECTION 8.  TERMINATION OF BUSINESS RELATIONSHIP.

If a grantee’s Business Relationship is terminated for any reason, then the grantee shall forfeit all of his unvested Awards for zero consideration and the LLC shall have the option to purchase all of the individual’s vested, at an amount equal to the Fair Market Value of the Units underlying such vested Award less the applicable Grant Date Fair Market Value with respect to such Award, determined as of the date of such termination of such grantee’s Business Relationship.

SECTION 9.  TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment or cessation of a Business Relationship:

(a)          a transfer to the employment of the LLC from a Subsidiary or from the LLC to a Subsidiary, or from one Subsidiary to another; or

(b)          an approved leave of absence for military service, sickness or disability, or for any other purpose approved by the LLC, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 10.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Awards hereunder at any time or from time to time; provided, however, that no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award.  The Committee may exercise its discretion to reduce the exercise price of outstanding Appreciation Right or effect repricing through cancellation of outstanding Awards and by granting such holders new Awards in replacement of the cancelled Awards.  To the extent determined by the Committee to be required by law, Plan amendments shall be subject to approval by the LLC equity holders.  Nothing in this Section 10 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c).

SECTION 11.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Units or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the LLC unless the Committee shall otherwise expressly so determine in connection with any Award(s).  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the LLC’s obligations to deliver Units or make payments with respect to Awards hereunder; provided, that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 12.  GENERAL PROVISIONS

(a)          No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Units pursuant to an Award to represent to and agree with the LLC in writing that such person is acquiring the Units without a view to distribution thereof.  No Units shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements and all requirements under the LLC Agreement have been satisfied.  The Committee may require the placing of such stop-orders and restrictive legends on certificates for Units and Awards as it deems appropriate.

(b)          Delivery of Units.  Units shall be deemed delivered under the Plan to the extent they are deemed delivered to a grantee under the terms of the LLC Agreement.

(c)          Other Compensation Arrangements; No Employment Rights.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment or any Business Relationship with the LLC or any Subsidiary.

(d)          Joinder to LLC Agreement.  As a condition precedent to any grant or issuance of any Units under this Plan, the grantee thereof shall become a party to the LLC Agreement, by execution of a joinder agreement thereto in form and substance reasonably satisfactory to the LLC.

(e)          Trading Policy Restrictions.  Awards under the Plan shall be subject to such insider trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(f)          Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award on or after the grantee’s death or receive any payment under any Award payable on or after the grantee’s death.  Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13.  EFFECTIVE DATE OF PLAN

The Plan shall become effective upon the Effective Date.

SECTION 14.  GOVERNING LAW

This Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

SECTION 15.  DISPUTE RESOLUTION; CONSENT TO JURISDICTION.

ALL DISPUTES BETWEEN OR AMONG ANY PERSONS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PLAN, ANY AWARD LETTER OR ANY AWARD UNDER THIS PLAN (INCLUDING ANY INTERPRETATION OF THE LLC AGREEMENT AS IT PERTAINS TO THE AWARDS UNDER THIS PLAN) SHALL BE SOLELY AND FINALLY SETTLED BY THE COMMITTEE, THE DETERMINATION OF WHICH SHALL BE FINAL.  ANY MATTERS NOT COVERED BY THE PRECEDING SENTENCE, BUT WHICH ARISE UNDER THE LLC AGREEMENT SHALL BE SOLELY AND FINALLY SETTLED IN ACCORDANCE WITH THE DISPUTE RESOLUTION PROVISIONS IN THE LLC AGREEMENT.